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Exhibit 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS
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     We consent to the incorporation by reference in the registration statement of BBN Corporation on Form S-8 (File No. 33-31385) of our report dated December 12, 1996, on our audits of the statements of net assets available for plan benefits of the Bolt Beranek and Newman Inc. Retirement Trust as of June 30, 1996 and 1995 and related statement of changes in net assets available for plan benefits for the year end June 30, 1996, which report is included on Form 11-K.



                                           COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
December 20, 1996

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